EXHIBIT 24.3
POWER OF ATTORNEY FOR REGISTRATION STATEMENTS OF
CAB WEST LLC
COVERING ASSET BACKED SECURITIES
     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Susan J. Thomas and Marlene M. Martel his/her true and lawful attorney and agent to do any and all acts and things and execute in his/her name (whether on behalf of CAB WEST LLC, or as an officer or Manager of CAB WEST LLC or otherwise) any and all instruments the attorney and agent may deem necessary or advisable to enable CAB WEST LLC to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission, in connection with a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments) to the Registration Statement or Registration Statements, including, power and authority to sign his/her name (whether on behalf of CAB WEST LLC or as an officer or Manager of CAB WEST LLC or otherwise) to such Registration Statement or Registration Statements and to such amendments (including post-effective amendments) to the Registration Statement or Registration Statements or any of the exhibits or schedules or the Prospectuses to be filed with the Securities and Exchange Commission, and to file the same with the Securities and Exchange Commission; and each person whose signature appears below ratifies and confirms all that the attorneys and agents and each of them will do or cause to be done by virtue of this power of attorney. Any one of the attorneys and agents will have, and may exercise, all the powers conferred by this power of attorney.
     EXECUTED on May 4, 2011.

/s/ SCOTT D. KROHN Scott D. Krohn	/s/ SUSAN J. THOMAS Susan J. Thomas

/s/ MICHAEL L. SENESKI Michael L. Seneski	/s/ JANE L. CARNARVON Jane L. Carnarvon

CAB West LLC
c/o Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
May 4, 2011
     I, Susan J. Thomas, am Secretary of CAB West LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on November 10, 2006, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ SUSAN J. THOMAS Susan J. Thomas
Secretary
     Marlene M. Martel, as an Assistant Secretary of the Company, certifies that SUSAN J. THOMAS is the duly elected and qualified Secretary of the Company and that the signature above is her signature.
     EXECUTED as of May 4, 2011.

/s/ MARLENE M. MARTEL Marlene M. Martel
Assistant Secretary

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Future Lease Securitizations
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     NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable and in the best interests of the Company that the Company may enter into or otherwise become a party to any Future Transaction.
     RESOLVED FURTHER, that, in connection with any Future Transaction, the Company be and is authorized to enter into one or more agreements, documents and instruments necessary or advisable with respect to such Future Transaction.
     RESOLVED FURTHER, that the Authorized Officers be, and each of them is, individually authorized and directed to take or cause to be taken any and all actions necessary or appropriate in connection with the foregoing, including to negotiate, execute and deliver, in the name of and on behalf of the Company, such documents, certificates, agreements and instruments in such form as any Authorized Officer may approve consistent with the foregoing, with such changes or modifications as may be approved by an Authorized Officer as necessary or advisable, such Authorized Officer’s approval to be conclusively evidenced by his or her execution and delivery of such documents, certificates, agreements and instruments.
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